UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2022
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On January 14, 2022, OPKO Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Sema4 Holdings Corp., a Delaware corporation (“Sema4”), its two wholly owned subsidiaries, Orion Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), and Orion Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), GeneDx Inc., a New Jersey corporation and an indirect wholly owned subsidiary of the Company (“GeneDx”), and GeneDx Holding 2, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Holding 2”).
Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Merger Sub I will merge with and into Holding 2 (the “First Merger”), with Holding 2 as the surviving corporation in the First Merger, and, immediately after the consummation of the First Merger, as part of the same overall transaction, Holding 2, as the surviving corporation in the First Merger, will merge with and into Merger Sub II, with Merger Sub II as the surviving corporation and the direct owner of all of the equity interests in GeneDx, which, at the time of Closing, will have become a Delaware limited liability company and a wholly owned subsidiary of Sema4.
At Closing, Sema4 will pay to the Company aggregate consideration of $150.0 million in cash, together with 80.0 million shares (the “Closing Shares”) of Sema4’s Class A common stock, par value $0.0001 per share (“Sema4 Common Stock”), subject to a customary purchase price adjustment mechanism providing for a normalized level of working capital and that GeneDx be free of debt at Closing. Additionally, Sema4 has agreed to pay the Company up to an additional $150.0 million, which may be paid in Sema4 Common Stock, cash or a combination thereof in Sema4’s discretion, subject to GeneDx achieving certain revenue targets for the fiscal years ending December 31, 2022 and 2023 (the “Milestone Consideration”). If the Milestone Consideration in respect of the year ending December 31, 2022 becomes payable in full, then the Milestone Consideration conditionally payable in respect of the year ending December 31, 2023 is subject to acceleration in the event of a change in control of Sema4.
Consummation of the Closing is subject to approval by Sema4’s stockholders of the issuance of the Closing Shares and any shares of Sema4 Common Stock issuable in respect of the Milestone Consideration (“Milestone Shares”), as well as in respect of a related private placement effected by Sema4. Consummation of the Closing is also subject to the completion of an internal pre-closing restructuring of the holding structure of GeneDx, including receipt of written confirmation from the IRS that the EIN is retained, and the continued employment of Ms. Katherine Stueland, GeneDx’s current Chief Executive Officer, together with other customary conditions, including the absence of legal restraints and the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Closing is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Merger Agreement. Consummation of the Closing is not subject to a financing condition.
Pursuant to the Merger Agreement, Sema4 has agreed that the Company will be entitled to nominate and Sema4 will seek to have appointed to Sema4’s Board of Directors (the “Sema4 Board”): (i) one mutually agreed GeneDx designee to the Sema4 Board, initially Ms. Stueland, and (ii) one mutually agreed independent designee of the Company to the Sema4 Board following the Closing, until at least the expiration of the period for which the Milestone Consideration may be payable.
The Merger Agreement contains certain customary termination rights for both the Company, on the one hand, and Sema4, on the other hand.
Additionally, in connection with the transactions contemplated by the Merger Agreement, on January 14, 2022, the Company entered into a Shareholder Agreement (the “Shareholder Agreement”) with Sema4, pursuant to which the Company has agreed to, among other things, be subject to a lock-up period with respect to its shares of Sema4 Common Stock (the “Lock-Up Shares”), which include the Closing Shares, together with the Milestone Shares, if any. The lock-up period will last from the Closing until (a) in the case of the Closing Shares, the date that is one (1) year from the date of Closing, (b) if and to the extent earned, in the case of the Milestone Shares for the first payment in respect of the Milestone Consideration, the date that is one (1) year from the date of issuance for such stock and (c) if and to the extent earned, in the case of the Milestone Shares for the second payment in respect of the Milestone Consideration, the date that is six (6) months from the date of issuance for such stock (as applicable, the “Lock-Up Period”). During this Lock-Up Period, the Company may not transfer any Lock-Up Shares or engage in any short sales or other hedging or derivative transactions, subject to certain limited exceptions. Following such Lock-Up Period, the Company has agreed to dispose of its Lock-Up Shares in a marketed sale process under certain circumstances for so long as it continues to hold at least 5% of the outstanding shares of Sema4 Common Stock.
In addition, the Company has further agreed to certain standstill provisions whereby, subject to certain exceptions, it is obligated to refrain from taking certain actions with respect to the Sema4 Common Stock. The Company has also agreed to vote its shares of Sema4 Common Stock in accordance with the recommendations of the Sema4 Board for so long as it continues to hold at least 5% of the outstanding shares of Sema4 Common Stock. Further, Sema4 has also granted the Company certain customary shelf, piggyback and demand registration rights that require Sema4 to register the Company’s Lock-Up Shares for resale under the Securities Act of 1933, as amended.
The foregoing description of the Merger Agreement and the Shareholder Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement and the Shareholder Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
The Merger Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Sema4 or any other party thereto. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sema4 or any other party thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*
Agreement and Plan of Merger and Reorganization, dated as of January 14, 2022, by and among the Company, Sema4 Holdings Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC, GeneDx Inc. and GeneDx Holding 2, Inc.

10.1	Shareholder Agreement, dated as of January 14, 2022, by and among the Company and Sema4 Holdings Corp.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

*    Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

Exhibit Index

Exhibit No.	Description

2.1*
Agreement and Plan of Merger and Reorganization, dated as of January 14, 2022, by and among the Company, Sema4 Holdings Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC, GeneDx Inc. and GeneDx Holding 2, Inc.

10.1	Shareholder Agreement, dated as of January 14, 2022, by and among the Company and Sema4 Holdings Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: January 18, 2022	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration